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                                                               Exhibit 23.2


                             CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Pillowtex Corporation:


  We consent to the incorporation by reference in the Registration Statement of Pillowtex Corporation (Form S-8) pertaining to the Pillowtex Corporation 1993 Stock Option Plan of our report dated January 31, 1997, with respect to the consolidated financial statements of Fieldcrest Cannon, Inc. for the year ended December 31, 1996 included in the Annual Report (Form 10-K) of Pillowtex Corporation for the year ended January 3, 1998.



                                            /s/ ERNST & YOUNG LLP



Greensboro, North Carolina
June 24, 1998